EMPLOYMENT CONTINUATION AGREEMENT


                  THIS EMPLOYMENT CONTINUATION AGREEMENT (this "Agreement"), dated as of September 29, 1998, is made and entered by and between Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the "Company"), and Joseph E. Cappy (the "Executive").

                                 WITNESSETH:

                  WHEREAS, the Executive is a senior executive of the Company or one or more of its Subsidiaries and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

                  WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as defined below) exists;

                  WHEREAS, the Company desires to assure itself of both present and future continuity of management and desires to establish certain minimum employment continuation benefits for certain of its senior executives, including the Executive, applicable in the event of a Change in Control;

                  WHEREAS,   the  Company  wishes  to  ensure  that  its  senior
executives are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a Change in Control; and

                  WHEREAS, the Company desires to provide additional inducement for the Executive to continue to remain in the ongoing employ of the Company.

                  NOW, THEREFORE, the Company and the Executive agree as follows:

                  1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

                  (a) "Base Pay" means the greatest of (i) the Executive's annual fixed or base salary as in effect for the Executive immediately prior to the occurrence of a Change in Control, or (ii) an amount equal to the average of the Executive's annual fixed or base compensation as in effect for the Executive during the two fiscal years immediately preceding the fiscal year in which the Change in Control occurs, or
         (iii) the Executive's annual fixed or base salary as in effect for the Executive immediately prior to his Termination Date.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Cause" means that,  prior to any termination  pursuant to
         Section 3(b) or Section 3(c), the Executive shall have committed:

                        (i) a criminal violation  involving fraud,  embezzlement
                  or theft in connection with his duties or in the course of his employment with the Company or any Subsidiary;

                       (ii) intentional wrongful damage to property of the Company or any Subsidiary;

                      (iii) intentional  wrongful disclosure of secret processes or confidential  information of the Company or any Subsidiary;
                  or

                       (iv) intentional  wrongful  engagement in any Competitive
                  Activity;

         and any such act shall have been demonstrably and materially harmful to the Company. For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive had committed an act constituting "Cause" as herein defined and specifying the particulars thereof in detail. Nothing herein will limit the right of the Executive or his beneficiaries to contest the validity or propriety of any such determination.

                  (d) "Change in Control" means the occurrence during the Term of any of the following events:

                           (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of such corporation or person immediately after such transaction is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction;

                           (ii) The Company sells or otherwise  transfers all or
                  substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                           (iii) The  acquisition by any  individual,  entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the combined voting power of the Voting Stock then outstanding after giving effect to such acquisition;

                           (iv) The  Company  files a report or proxy  statement
                  with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule
                  14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                           (v) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be deemed to be or have been a member of the Incumbent Board.

         Notwithstanding the foregoing provisions of Section 1(d)(iii) or 1(d)(iv), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 1(d)(iii) or 1(d)(iv) solely because
         (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
         Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 35% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

                  (e) "Competitive Activity" means the Executive's participation, without the written consent of any officer at the Executive Vice President level or above who is elected by the Board, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such enterprise's sales of any product or service competitive with any product or service of the Company amounted to 10% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 10% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" will not include (i) the mere ownership of securities in any corporation or other entity listed for trading on a national securities exchange or NASDAQ of less than 5% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, less than 5% of the aggregate principal amount thereof issued and outstanding, and the exercise of rights appurtenant thereto, or (ii) participation in the management of any business enterprise other than in connection with the competitive operations of such enterprise.

                  (f) "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Executive is entitled to participate, including without limitation any Retirement Plan, stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company or a Subsidiary, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a Change in Control.

                  (g) "Employment Continuation Period" means the period of time commencing on the date of the first occurrence of a Change in Control and continuing until the earlier of (i) the third anniversary of the occurrence of the Change in Control or (ii) the Executive's death.

                  (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Incentive Pay" means the greatest of (i) an annual amount equal to the average of the annual bonus made, in regard to services rendered in any fiscal year, during the two fiscal years immediately preceding the fiscal year in which the Change in Control occurs, (ii) the amount of the annual bonus made or to be made in regard to services rendered for the fiscal year immediately preceding the fiscal year in which the Change in Control occurs, or (iii) the target bonus opportunity for the fiscal year in which the Change in Control occurs pursuant to the annual bonus program applicable to the Executive (whether or not funded) of the Company, or any successor thereto.

                  (k) "Retirement Plans" means (i) all "employee pension benefit plans," as defined in Section 3(2) of ERISA, including without limitation all pension, thrift, savings, profit-sharing, retirement income, target benefit, supplemental executive retirement, and excess benefits plans, and (ii) all supplemental insurance plans, programs and arrangements applicable to the Executive.

                  (l) "Subsidiary" means a corporation,  company or other entity
         (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

                  (m) "Term" means the period commencing as of the date hereof and expiring as of the later of (i) the close of business on December 31, 1999, or (ii) the expiration of the Employment Continuation Period; provided, however, that (A) commencing on January 1, 2000 and each January 1 thereafter, the term of this Agreement will automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or the Executive shall have given notice that it or the Executive, as the case may be, does not wish to have the Term extended and (B) subject to the last sentence of
         Section 10, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company and its Subsidiaries, thereupon without further action the Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect. For purposes of this Subsection, the Executive shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries by reason of the transfer of Executive's employment between the Company and any Subsidiary, or among any Subsidiaries.

                  (n) "Termination Date" means the date on which the Executive's employment is terminated (the effective date of which shall be the date of termination, or such other date that may be specified by the Executive if the termination is pursuant to Section 3(b) or Section 3(c)).

                   2. Operation of Agreement. This Agreement will be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement will not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Term, without further action, this Agreement shall become immediately operative.

                  3.       Termination Following a Change in Control.

                  (a) If the Executive's employment is terminated by the Company or any Subsidiary during the Employment Continuation Period, the Executive shall be entitled to the benefits provided by Section 4 unless such termination is the result of the occurrence of one or more of the following events:

                        (i)         The Executive's death;

                       (ii) The Executive  becomes  permanently  disabled within
                  the meaning of, and begins actually to receive disability benefits pursuant to, the long-term disability plan in effect for, or applicable to, the Executive immediately prior to the Change in Control; or

                      (iii)         Cause.

                  (b) If the Executive terminates his employment with the Company and its Subsidiaries during the Employment Continuation Period, the Executive shall be entitled to the benefits provided by Section 4 if such termination follows the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as hereinabove provided, for such termination exists or has occurred, including without limitation other employment):

                           (i) Failure to elect or reelect or otherwise to maintain the Executive in the office or the position, or a substantially equivalent office or position, of or with the Company and/or a Subsidiary (or any successor thereto by operation of law of or otherwise), as the case may be, which the Executive held immediately prior to a Change in Control, or the removal of the Executive as a Director of the Company and/or a Subsidiary (or any successor thereto) if the Executive shall have been a Director of the Company and/or a Subsidiary immediately prior to the Change in Control;

                           (ii) (A) A significant  adverse  change in the nature
                  or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company and any Subsidiary which the Executive held immediately prior to the Change in Control, (B) a reduction in the aggregate of the Executive's Base Pay and Incentive Pay received from the Company and any Subsidiary, or (C) the termination or denial of the Executive's rights to Employee Benefits or a reduction in the scope or value thereof, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such change, reduction or termination, as the case may be;

                           (iii) A determination by the Executive (which determination will be conclusive and binding upon the parties hereto provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by the Company by clear and convincing evidence) that a change in circumstances has occurred following a Change in Control, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the Change in Control, which has rendered the Executive substantially unable to carry out, has substantially hindered Executive's performance of, or has caused Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position held by the Executive immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination;

                           (iv) The liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or substantially all of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligations of the Company under this Agreement pursuant to Section 13;

                           (v) The Company  relocates  its  principal  executive
                  offices (if such offices are the principal location of Executive's work), or the Subsidiary with which the Executive is employed relocates its principal executive offices, or the Company or any Subsidiary requires the Executive to have his principal location of work changed, to any location that, in either case, is in excess of 50 miles from the location thereof immediately prior to the Change in Control, or requires the Executive to travel away from his office in the course of discharging his responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than the average number of days of travel that were required of Executive during the three full years immediately prior to the Change in Control without, in either case, his prior written consent; or

                           (vi) Without limiting the generality or effect of the
                  foregoing, any material breach of this Agreement by the Company or any successor thereto which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such breach.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Executive may terminate employment with the Company for any reason, or without reason, during the 30-day period immediately following the date six months after the first occurrence of a Change in Control with the right to employment continuation compensation as provided in Section 4.

                  (d) Subject to Section 7, a termination by the Company pursuant to Section 3(a) (other than as described in Section 3(a)(i), (ii) or (iii)) or by the Executive pursuant to Section 3(b) or Section 3(c) will not affect any rights that the Executive may have pursuant to any agreement, policy, plan, program or arrangement of the Company or any Subsidiary providing Employee Benefits, which rights shall be governed by the terms thereof.

                  4.       Employment Continuation Compensation.

                  (a) Subject to Section 9, employment continuation benefits to which the Executive is entitled pursuant to Section 3 are described on Annex A. The Company will pay to the Executive the amounts described in Paragraphs (1) and (2) of Annex A within five business days after the Termination Date or, if later, upon the expiration of the revocation period provided for in Annex B. The benefits and perquisites described in Paragraphs (3), (4), (5), (6) and (7) of Annex A will be provided to the Executive as described therein.

                  (b) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                  (c) Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under this
         Section 4 and under Sections 5, 8 and 9 will survive any termination or expiration of this Agreement or the termination of the Executive's employment following a Change in Control for any reason whatsoever.

                  5.       Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event that this Agreement shall become operative and it shall be determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"); provided, however, that no Gross-up Payment shall be made with respect to the Excise Tax, if any, attributable to (i) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement, or (ii) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (i). The Gross-Up Payment shall be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  (b) Subject to the provisions of Section 5(f), all determinations required to be made under this Section 5, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, if any, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 30 calendar days after the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive, provided, however, that the Company can estimate and pay any Excise Tax to any applicable taxing authority if the Company determines in its sole discretion that such amount is due and payable prior to the date such determination is made by the Accounting Firm, and such payment shall reduce the amount of the Gross-Up Payment payable to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on his federal, state or local income or other tax return. As a result of the uncertainty in the application of
         Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 5(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

                  (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by
         Section 5(b). Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

                  (d) The federal, state and local income or other tax returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Payment, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

                  (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Section 5(b) shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

                  (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (i) the expiration of the thirty calendar-day period following the date on which he gives such notice to the Company and
         (ii) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) provide the Company  with any written  records or
                  documents in his possession relating to such claim reasonably requested by the Company;

                           (ii) take such action in connection  with  contesting
                  such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                           (iii) cooperate with the Company in good faith in order effectively to contest such claim; and

                           (iv)  permit  the  Company  to   participate  in  any
                  proceedings relating to such claim;

         provided,  however,  that the Company  shall bear and pay  directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 5(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 5(f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f), the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5(f)) within 10 business days after receiving such refund pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of thirty calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 5.

                  6. No Mitigation Obligation. The Company hereby acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date and that the non-competition covenant contained in Section 9 will further limit the employment opportunities for the Executive. In addition, the Company acknowledges that its employment continuation pay plans applicable in general to its salaried employees do not provide for mitigation, offset or reduction of any employment continuation payment received thereunder. Accordingly, the payment of the employment continuation compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in Section 7 and in the last sentence of Paragraph (4) of Annex A.

                  7. Coordination with Other Payments. If the Executive becomes entitled to receive payments under this Agreement as a result of termination of his employment, those payments will be in lieu of any and all other claims or rights that the Executive may have for severance, separation and/or salary continuation pay upon that termination of employment, including without limitation any claims under the Severance Benefit Plan for Employees of the Company (effective January 1, 1998), the Severance Benefit Plan for Employees of Dollar Rent A Car Systems, Inc. (effective November 1, 1996) and the Severance Benefit Plan for Employees of Thrifty Rent-A-Car System, Inc. (effective November 1, 1995).

                  8.       Funding; Professional Fees and Expenses.

                  (a) It is the intent of the Company that the Executive not be required to incur fees and related expenses for the retention of attorneys, accountants, actuaries, consultants, and/or other professionals ("professionals") in connection with the interpretation, enforcement or defense of Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain one or more professionals of the Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior relationship between the Company and such professional, the Company irrevocably consents to the Executive's entering into a relationship with any such professional, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and any such professional. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all reasonable fees and related expenses incurred by the Executive in connection with any of the foregoing.

                  (b) Without limiting the obligations of the Company pursuant to this Agreement, in the event a Change in Control occurs, the performance of the Company's obligations under this Agreement may be secured by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company shall be a party, providing, among other things for the payment of employment continuation compensation to the Executive pursuant to Section 4, and the Gross-Up Payment to the Executive pursuant to Section 5, and providing that the reasonable fees and related expenses of one or more professionals selected from time to time by the Executive pursuant to
         Section 8(a) shall be paid, or reimbursed to the Executive if paid by the Executive, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Executive to the trustee of a statement or statements prepared by such professional in accordance with its customary practices. Any failure by the Company to satisfy any of its obligations under this Subsection shall not limit the rights of the Executive hereunder. Upon the earlier to occur of (i) a Change of a Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly to the extent it has not previously done so:


                           (A) transfer to trustees of such trust  agreements to
                  be added to the principal of the trusts a sum equal to (I) the present value on the date of the Change in Control (or on such fifth business day if the Board has declared a Change in Control to be imminent) of the payments to be made to the Executive under the provisions of Sections 4 and 5, such present value to be computed using a discount rate of 8%, less
                  (II) the balance in the Executive's accounts provided for in such trust agreements as of the most recent completed valuation thereof, as certified by the trustee under each trust agreement; provided, however, that if the trustee under any trust agreement, respectively, does not so certify by the end of the fourth business day after the earlier of such Change in Control or declaration, then the balance of such respective account shall be deemed to be zero. Any payments of employment continuation compensation or other benefits hereunder by the trustee pursuant to any trust agreement shall, to the extent thereof, discharge the Company's obligation to pay employment continuation compensation and other benefits hereunder, it being the intent of the Company that assets in such trusts be held as security for the Company's obligation to pay employment continuation compensation and other benefits under this Agreement; and

                           (B) transfer to the trustees to be added to the principal of the trusts under the trust agreements the sum (including deposits pursuant to the Employee Continuation Plan for Key Employees of Dollar Thrifty Automotive Group, Inc.) of FIVE HUNDRED THOUSAND DOLLARS ($500,000) less any principal in such trusts on such fifth business day dedicated to the payment of the Company's obligations under Section 8(a). Any payments of the Executive's reasonable professional fees and related expenses by the trustees pursuant to the trust agreements shall, to the extent thereof, discharge the Company's obligation hereunder, it being the intent of the Company that assets in such trust be held as security for the Company's obligation under Section 8(a). The Executive understands and acknowledges that the corpus of the trust, or separate portion thereof, dedicated to the payment of the Company's obligations under Section 8(a) will be $500,000 and that such amount will be available to discharge not only the obligations of the Company to the Executive under Section 8(a), but also similar obligations of the Company to other executives and employees under similar provisions of other agreements.

                  (c) Subject to the foregoing, the Executive shall have the status of a general unsecured creditor of the Company and shall have no right to, or security interest in, any assets of the Company or any Subsidiary.

                  9. Competitive Activity; Confidentiality; Nonsolicitation. (a) During the Continuation Period (as defined in Annex A), if the Executive shall have received or shall be receiving employment continuation compensation under
Section 4, the Executive shall not, without the prior written consent of the Company, which consent shall not be unreasonably withheld, engage in any Competitive Activity, provided that the Company is not in material breach of its obligations under this Agreement.

                  (b) During the Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this
Section 9(b)) to the extent necessary for Executive to carry out his obligations to the Company. The Executive hereby covenants and agrees that he will not, without the prior written consent of the Company, during the Term or thereafter disclose to any person not employed by the Company, or use in connection with engaging in competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by Executive's breach of this Section 9(b)) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential or proprietary information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Company" will also include any Subsidiary (collectively, the "Restricted Group"). The foregoing obligations imposed by this Section 9(b) will not apply (i) during the Term, in the course of the business of and for the benefit of the Company, (ii) if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or (iii) if the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

                  (c) The Executive hereby covenants and agrees that during the Term and during the Continuation Period, the Executive will not, without the prior written consent of the Company, which consent shall not unreasonably be withheld, on behalf of Executive or on behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Restricted Group to give up, or to not commence, employment or a business relationship with the Restricted Group.

                  10. Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Subsidiary prior to or following any Change in Control. Any termination of employment of the Executive or the removal of the Executive from the office or position in the Company or any Subsidiary following the commencement of any action by or discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement entitling the Executive to employment continuation compensation provided by Section 4.

                  11. Release. Payment of the employment continuation compensation set forth in Section 4 is conditioned upon the Executive executing and delivering a release (the "Release") substantially in the form provided in Annex B.
                  12. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

                  13.      Successors and Binding Agreement.

                  (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                  (b)  This  Agreement  will  inure  to  the  benefit  of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                  (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 13(a) and 13(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 13(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                  14. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of Secretary of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

                  15. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

                  16. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

                  17. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

                  18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                          /s/ JOSEPH E. CAPPY
                                          -------------------
                                          Executive

                                          Dollar Thrifty Automotive Group, Inc.


                                          By:/s/ STEVEN B. HILDEBRAND
                                          ---------------------------
                                          Title: Vice-President and
                                             Chief Financial Officer

                                     Annex A



                      Employment Continuation Compensation

                  1. Base Pay and Annual Bonus. A lump sum payment in an amount equal to (a) any unpaid regular salary through the Executive's Termination Date,
(b) any unpaid bonus for any year prior to the year in which the Executive's Termination Date occurs, and (c) the prorated portion of the annual bonus payable in the year in which the Executive's Termination Date occurs, determined at the greater of actual or target in accordance with the provisions of the annual bonus program applicable to the Executive or any successor plan.

                  2. Employment Continuation Pay. A lump sum payment in an amount equal to (a) the sum of the Executive's Base Pay and Incentive Pay, multiplied by (b) three, provided, however, that if the Executive's employment is terminated under Section 3(c), a lump sum payment in an amount equal to (x) the sum of the Executive's Base Pay and Incentive Pay, multiplied by (y) two and one-half, and provided, further, however, that if the Executive's employment is terminated under Section 3(b)(v), a lump sum payment in an amount equal to (X) the sum of the Executive's Base Pay and Incentive Pay, multiplied by (Y) two.

                  3. Performance Awards: All performance awards granted prior to a Change in Control under the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan or any successor plan, if any, for the open performance periods will be paid in accordance with the provisions of such Plan at the greater of the actual or target performance on the Executive's Termination Date.

                   4. Health and Life  Benefits. For three years (or for two and one-half years in the event that the Executive's  employment is terminated under
Section 3(c), or for two years in the event that the Executive's employment is terminated under Section 3(b)(v)) (the "Continuation Period"), the Company will arrange to provide the Executive with Employee Benefits that provide health and life benefits (but not disability, stock option, performance share, performance unit, stock purchase, stock appreciation or similar compensatory benefits) substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 3(b)(ii)), except that the level of any such Employee Benefits to be provided to the Executive may be reduced in the event of a corresponding reduction generally applicable to all recipients of or participants in such Employee Benefits. During any period of continued coverage pursuant to this paragraph, the Executive will be required to pay the same cost of coverage, co-pays, deductibles and other similar payments paid by the Executive immediately prior to the Change in Control. If and to the extent that any benefit described in this Paragraph 4 is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Executive, his dependents and beneficiaries, of such Employee Benefits along with, in the case of any benefit described in this Paragraph 4 which is subject to tax because it is not or cannot be paid or provided under any such policy, plan, program or arrangement of the Company or any Subsidiary, an additional amount such that after payment by the Executive, or his dependents or beneficiaries, as the case may be, of all taxes so imposed, the recipient retains an amount equal to such taxes. Notwithstanding the foregoing, or any other provision of the Agreement, for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company's medical, dental and other group health plans, or successor plans, the Executive's "qualifying event" shall be the termination of the Continuation Period and the Executive shall be considered to have remained actively employed on a full-time basis through that date. Without otherwise limiting the purposes or effect of Section 5, Employee Benefits otherwise receivable by the Executive pursuant to this Paragraph 4 will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period following the Executive's Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.

                  5. Outplacement Services. Outplacement services for a period of up to 12 months by a firm selected by the Executive, at the expense of the Company in an amount up to 20% of the Executive's Base Pay.

                  6. Stock Options and Equity Awards. Upon the Executive's termination pursuant to Sections 3(b) or 3(c), all stock options and equity awards granted prior to a Change in Control to the Executive pursuant to the Dollar Thrifty Automotive Group, Inc. Long-Term Incentive Plan, or any successor or similar plan, shall be vested.

                  7. Company Car. During the Continuation Period, the Company will arrange to provide the Executive with one or more cars in accordance with the policies and procedures of the Company regarding the provision of cars to its employees existing immediately prior to the Change in Control.

                                     Annex B

                                 Form of Release


                  WHEREAS, the Executive's employment has been terminated in accordance with Section 3(a) (other than as described in Section 3(a)(i), (ii) or (iii)), Section 3(b) or Section 3(c) of the Employment Continuation Agreement dated as of September 29, 1998, by and between Joseph E. Cappy (the "Executive") and Dollar Thrifty Automotive Group, Inc. (the "Agreement").

                  WHEREAS, the Executive is required to sign this Release in order to receive the employment continuation compensation as described in Annex A of the Agreement and the other benefits described in the Agreement.

                  NOW THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Executive agrees as follows:

         1. This Release is effective on the date hereof and will continue in effect as provided herein.

         2. In consideration of the payments to be made and the benefits to be received by the Executive pursuant to the Agreement, which the Executive acknowledges are in addition to payments and benefits which the Executive would be entitled to receive absent the Agreement, the Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges Dollar Thrifty Automotive Group, Inc., its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (the "Company") from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which Executive now has or may have had for, upon, or by reason of any cause whatsoever ("claims"), against the Company, including but not limited to:

                  (a) any and all claims arising out of or relating to Executive's employment by or service with the Company and his termination from the Company;

                  (b) any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended and the Americans with Disabilities Act and any applicable state law provisions; and

                  (c) any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.

     3. Executive understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied. The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that Executive ever had or now may have against the Company to the extent provided in this Release. Executive further agrees and acknowledges that no representations, promises or inducements have been made by the Company other than as appear in the Agreement.

     4. Executive further agrees and acknowledges that:

                  (a) The release provided for herein releases claims to and including the date of this Release;

                  (b) He has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be bound;

                  (c) He has been given a period of 21 days to review and consider the terms of this Release, prior to its execution and that he may use as much of the 21 day period as he desires; and

                  (d) He may, within seven days after execution, revoke this Release. Revocation shall be made by delivering a written notice of revocation to the Secretary of the Dollar Thrifty Automotive Group, Inc. For such revocation to be effective, written notice must be actually received by the Secretary of the Dollar Thrifty Automotive Group, Inc. no later than the close of business on the seventh day after Executive executes this Release. If Executive does exercise his right to revoke this Release, all of the terms and conditions of the Release shall be of no force and effect, the Company shall not have any obligation to make payments or provide benefits to Executive as set forth in Sections 4, 5 and 8 of the Agreement and all benefits provided to Executive under the Agreement prior to such revocation shall be recoverable by the Company.

         5. Executive agrees that he will never file a lawsuit or other complaint asserting any claim that is released in this Release.

         6. Executive does not by this Release relinquish any right whatsoever to any vested, deferred benefit in any employee benefit plan which provides for deferred compensation, retirement, pension, savings, thrift and/or employee stock ownership, as same are defined in the Employee Retirement Income Security Act, 29 U.S.C. " 1001, et seq., maintained by the Company.

         7. Executive waives and releases any claim that he has or may have to reemployment after __________________.

         8. Executive agrees to hold harmless the Company for and against any and all costs or losses whatsoever, including reasonable attorney's fees, caused by the Executive's breach of any obligation contained herein or if any representation herein was false when made.

         9. Moreover, the provisions of this Release are severable and if any part of it is found to be unenforceable, the other paragraphs shall remain full, valid and enforceable.


                  IN WITNESS WHEREOF, the Executive has executed and delivered this Release on the date set forth below.


Dated:_____________________         ___________________________________
                                    Executive